UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

GREAT BASIN SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 29, 2016, on June 29, 2016, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “2016 SPA”) in relation to the Company’s issuance and sale to certain buyers as set forth in the Schedule of Buyers attached to the 2016 SPA (the “ 2016 Note Buyers”) of $75 million aggregate principal amount of senior secured convertible notes (the “2016 Notes”).

On February 17, 2017, the Company and that certain 2016 Note Buyer holding enough of the 2016 Notes to constitute the required holders under Section 19 of the 2016 Notes entered into an amendment agreement to the 2016 Notes (the “Amendment Agreement”).

The Amendment Agreement amends the terms of the 2016 Notes to provide that each holder may not sell, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), shares of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company on any trading day commencing on February 17, 2017 and ending with the close of trading on May 1, 2017, inclusive (the “Restricted Period”), in an amount that exceeds the greater of (i) 40% of such holder’s Pro Rata Share (as defined below) of the trading volume of the Common Stock on such day or (ii) such holder’s Pro-Rata Share of $150,000 of gross sale proceeds received by the holder. For the purposes hereof, “Pro Rata Share” means a fraction (i) the numerator of which is the outstanding principal amount of such holder’s 2016 Note on February 17, 2017 and (ii) the denominator of which is the sum of (x) the outstanding principal amount of such holder’s 2016 Note on February 17, 2017 and (y) the outstanding principal amounts of all other 2016 Notes on February 17, 2017. Additionally, no holder will be able to sell any shares of Common Stock on the date the Company effects a reverse stock split and on the two (2) trading days immediately following such date.

The Amendment Agreement also amended the conversion price of the 2016 Notes to be the lowest of (x) $0.50 per share, subject to adjustment as provided therein, (y) 85% of the lower of (I) the lowest Weighted Average Price (as defined in the 2016 Notes) of the Common Stock and (II) the lowest closing bid price of the Common Stock, in each case, during the five (5) consecutive trading day period ending on, and including, the trading day on which the holder delivers a conversion notice to the Company, and (z) 85% of the Weighted Average Price of the Common Stock during the period beginning at 9:30:01 a.m., New York time, and ending at 1:00:00 p.m., New York time, on the delivery date of the applicable conversion notice; provided, however, that during the Restricted Period, the conversion price will not be lower than 85% of the Weighted Average Price of the Common Stock on the delivery date of the applicable conversion notice.

The foregoing is a summary description of the material terms of the Amendment Agreement and is qualified in its entirety by the form of Amendment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01

Item 3.02	Unregistered Sales of Equity Securities

On February 10 through February 15, 2017, certain holders of the 2016 Notes, dated July 1, 2016, were issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 3(a)(9) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), in connection with conversions at the election of such holders pursuant to the terms of the 2016 Notes.  In connection with the conversions, the Company issued 201,000,000 shares of Common Stock (the “Conversion Shares”). As per the terms of the 2016 Notes, the Conversion Shares immediately reduced the principal amount outstanding of the 2016 Notes by $317,610 based upon a conversion price between $0.00126 and $0.00189 per share. The issuance of the Conversion Shares pursuant to the conversion of the 2016 Notes described herein is exempt from registration under the Securities Act pursuant to the provisions of Section 3(a)(9) thereof as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

As of February 16, 2017, a total principal amount of $3.5 million of the 2016 Notes has been converted into shares of Common Stock. Approximately $34.3 million in principal remains to be converted. Restrictions on a total of $11.0 million in the Company’s restricted cash accounts has been released including $6.0 million at closing and $5.0 million in early releases from the restricted cash accounts. $19.7 million remains in the restricted cash accounts to have the restrictions removed and become available to the Company at future dates pursuant to terms of the 2016 Notes.

As of February 16, 2017, there are 1,079,273,911 shares of Common Stock issued and outstanding.

Item 3.03	Material Modifications to Rights of Security Holders

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the conversion of a portion of the principal outstanding under the 2016 Notes in Item 3.02 hereof (the “Conversions”), the exercise prices of certain of our issued and outstanding securities were automatically adjusted to take into account the conversion price of the 2016 Notes.  The exercise prices of the following securities were adjusted as follows.

Class A and Class B Warrants

As of February 15, 2017, the Company had outstanding Class A Warrants to purchase 48 shares of Common Stock and Class B Warrants to purchase 29 shares of Common Stock. The Class A and Class B Warrants include a provision which provides that the exercise price of the Class A and Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Class A and Class B Warrants.  Therefore, as of February 15, 2017, the exercise price for the Class A and Class B Warrants was adjusted from $0.0018 to $0.00126 per share of Common Stock.

Common Stock Warrants

As of February 15, 2017, the Company had outstanding certain Common Stock warrants to purchase 2 shares of Common Stock.  As a result of the Conversions, as of February 15, 2017, the exercise price for certain Common Stock warrants was adjusted from $0.0018 to $0.00126 per share of common stock.

Series B Warrants

As of February 15, 2017, the Company had outstanding Series B Warrants to purchase 34 shares of Common Stock.  The Series B Warrants include a provision which provides that the exercise prices of the Series B Warrants will be adjusted in connection with certain equity issuances by the Company.  As a result of the Conversions, as of February 15, 2017, the exercise price for Series B Warrants was adjusted from $361,012 to $355,106 per share of Common Stock.

Series D and 2015 Subordination Warrants

As of February 15, 2017, the Company had outstanding Series D Warrants to purchase 2,361,468 shares of Common Stock and 2015 Subordination Warrants to purchase 71,129 shares of Common Stock. The Series D and 2015 Subordination Warrants include a provision which provides that the exercise prices of the Series D and 2015 Subordination Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series D and 2015 Subordination Warrants.  Therefore, as of February 15, 2017, the exercise price for the Series D and 2015 Subordination Warrants was adjusted from $0.0018 to $0.00126 per share of Common Stock.

Series G Warrants

As of February 15, 2017, the Company had outstanding Series G Warrants to purchase 159 shares of Common Stock. The Series G Warrants include a provision which provides that the exercise price of the Series G Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series G Warrants.  Therefore, as of February 15, 2017, the exercise price for the Series G Warrants was adjusted from $0.0018 to $0.00126 per share of Common Stock.

Series H and 2016 Subordination Warrants

As of February 15, 2017, the Company had outstanding Series H Warrants to purchase 2,346 shares of Common Stock and 2016 Subordination Warrants to purchase 71 shares of Common Stock. The Series H and 2016 Subordination Warrants include a provision which provides that the exercise prices of the Series H and 2016 Subordination Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series H and 2016 Subordination Warrants.  Therefore, as of February 3, 2017, the exercise price for the Series H and 2016 Subordination Warrants was adjusted from $0.0018 to $0.00126 per share of Common Stock.

Series F Convertible Preferred Stock

As of February 15, 2017, the Company has outstanding 5,860 shares of Series F Convertible Preferred Stock.  The Series F Convertible Preferred Stock includes a provision which provides that the conversion price of the Series F Convertible Preferred Stock will be adjusted in connection with certain equity issuances by the Company.  As a result of the Conversions, as of February 15, 2017, the conversion price for the Series F Convertible Preferred Stock was adjusted from $0.0018 to $0.00126 per share of Common Stock.

Item 9.01	Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
10.1*	Form of Amendment Agreement

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: February 17, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer